Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

Zedge, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-212600, 333-214258 and 221214) of Zedge, Inc. of our report dated October 29, 2018, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ Mayer Hoffman McCann CPAs,

(The New York Practice of Mayer Hoffman McCann P.C.)

New York, New York

October 29, 2018